$100,000,000 REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                  by and among

                          CHURCHILL DOWNS INCORPORATED,
                       CHURCHILL DOWNS MANAGEMENT COMPANY,
                       CHURCHILL DOWNS INVESTMENT COMPANY,
                          RACING CORPORATION OF AMERICA
                        AND ELLIS PARK RACE COURSE, INC.
                         (collectively, the "Borrowers")

                                       and

                             THE BANKS PARTY HERETO

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent

                         Dated as of September 16, 1998











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                                          TABLE OF CONTENTS
                                                                            Page

1.  CERTAIN DEFINITIONS........................................................1
  1.1    Certain Definitions...................................................1
  1.2    Construction.........................................................17
         1.2.1  Number; Inclusion.............................................17
         1.2.2  Determination.................................................17
         1.2.3  Agent's Discretion and Consent................................17
         1.2.4  Documents Taken as a Whole....................................17
         1.2.5  Headings......................................................17
         1.2.6  Implied References to this Agreement..........................17
         1.2.7  Persons.......................................................17
         1.2.8  Modifications to Documents....................................18
         1.2.9  From, To and Through..........................................18
         1.2.10 Shall; Will...................................................18
         1.2.11 Consolidated Financial Information............................18
  1.3    Accounting Principles................................................18

2.  REVOLVING CREDIT FACILITY.................................................19
  2.1    Revolving Credit Commitments.........................................19
  2.2    Nature of Banks' Obligations with Respect to Revolving Credit Loans..19
  2.3    Non Usage Fees.......................................................19
  2.4    Closing Fee..........................................................20
  2.5    Revolving Credit Loan Requests.......................................20
  2.6    Making Revolving Credit Loans........................................21
  2.7    Revolving Credit Notes...............................................21
  2.8    Use of Proceeds......................................................21
  2.9    Letter of Credit Subfacility.........................................22
         2.9.1  Issuance of Letters of Credit.................................22
         2.9.2  Letter of Credit Fees.........................................22
         2.9.3  Disbursements, Reimbursement..................................22
         2.9.4  Repayment of Participation Advances...........................23
         2.9.5  Documentation.................................................24
         2.9.6  Determinations to Honor Drawing Requests......................24
         2.9.7  Nature of Participation and Reimbursement Obligations.........24
         2.9.8  Indemnity.....................................................25
         2.9.9  Liability for Acts and Omissions..............................26
  2.10   Extension by Banks of the Expiration Date............................26
         2.10.1 Requests; Approval by All Banks...............................26
         2.10.2 Approval by Required Banks....................................27
  2.11   Voluntary Reductions.................................................27

3.  SWING LINE LOANS..........................................................28
  3.1    Swing Line Credit Facility...........................................28
         3.1.1  Interest......................................................28

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         3.1.2  Principal.....................................................28
         3.1.3  Swing Line Note...............................................29
         3.1.4  Conditions for Swing Line Loans...............................29
         3.1.5. General Provisions Regarding Payments of Swing Line Loans.....29
         3.1.6  Limitation....................................................30
  3.2    Use of Proceeds......................................................30

4.  INTEREST RATES............................................................30
  4.1    Interest Rate Options................................................30
         4.1.1  Revolving Credit Interest Rate Options........................31
  4.2    Swing Line Loan Interest Rate........................................31
  4.3    Interest Periods.....................................................32
         4.3.1  Amount of Borrowing Tranche...................................32
         4.3.2  Termination Before Expiration Date............................32
         4.3.3  Renewals......................................................32
  4.4    Interest After Default...............................................32
         4.4.1  Letter of Credit Fees, Interest Rate..........................32
         4.4.2  Other Obligations.............................................32
         4.4.3  Acknowledgment................................................33
  4.5    Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not
         Available............................................................33
         4.5.1  Unascertainable...............................................33
         4.5.2  Illegality; Increased Costs; Deposits Not Available...........33
         4.5.3  Agent's and Banks' Rights.....................................34
  4.6    Selection of Interest Rate Options...................................34

5.  PAYMENTS..................................................................34
  5.1    Payments.............................................................34
  5.2    Pro Rata Treatment of Banks..........................................35
  5.3    Interest Payment Dates...............................................35
  5.4    Voluntary Prepayments................................................36
         5.4.1  Right to Prepay...............................................36
         5.4.2  Replacement of a Bank.........................................37
         5.4.3  Change of Lending Office......................................37
  5.5    Required Prepayments.................................................38
         5.5.1  Sale of Assets................................................38
         5.5.2  Application Among Interest Rate Options.......................38
  5.6    Additional Compensation in Certain Circumstances.....................38
         5.6.1  Increased  Costs or Reduced Return  Resulting from Taxes,
         Reserves, Capital Adequacy Requirements, Expenses, Etc...............38
         5.6.2  Indemnity.....................................................39

6.  REPRESENTATIONS AND WARRANTIES............................................40
  6.1    Representations and Warranties.......................................40
         6.1.1  Organization and Qualification................................40
         6.1.2  Capitalization and Ownership..................................40

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         6.1.3  Subsidiaries..................................................40
         6.1.4  Power and Authority...........................................41
         6.1.5  Validity and Binding Effect...................................41
         6.1.6  No Conflict...................................................41
         6.1.7  Litigation....................................................41
         6.1.8  Title to Properties...........................................42
         6.1.9  Financial Statements..........................................42
         6.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries........42
         6.1.11 Taxes.........................................................43
         6.1.12 Consents and Approvals........................................43
         6.1.13 No Event of Default; Compliance with Instruments..............44
         6.1.14 Patents, Trademarks, Copyrights, Licenses, Etc................44
         6.1.15 Insurance.....................................................44
         6.1.16 Compliance with Laws..........................................44
         6.1.17 Material Contracts; Burdensome Restrictions...................45
         6.1.18 Investment Companies; Regulated Entities......................45
         6.1.19 Plans and Benefit Arrangements................................45
         6.1.20 Employment Matters............................................46
         6.1.21 Environmental Matters.........................................47
         6.1.22 Senior Debt Status............................................48
         6.1.23 Employee Benefit Plans........................................48
         6.1.24 Full Disclosure...............................................48
         6.1.25 Year 2000.....................................................49
  6.2    Updates to Schedules.................................................49

7.  CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT...................49
  7.1    First Loans and Letters of Credit....................................49
         7.1.1  Officer's Certificate.........................................49
         7.1.2  Secretary's Certificate.......................................50
         7.1.3  Delivery of Loan Documents....................................50
         7.1.4  Opinion of Counsel............................................50
         7.1.5  Legal Details.................................................51
         7.1.6  Payment of Fees...............................................51
         7.1.7  Consents......................................................51
         7.1.8  Officer's Certificate Regarding MACs..........................51
         7.1.9  No Violation of Laws..........................................51
         7.1.10 No Actions or Proceedings.....................................51
         7.1.11 Insurance Policies; Certificates of Insurance; Endorsements...52
         7.1.12 Administrative Questionnaire..................................52
  7.2    Each Additional Loan or Letter of Credit.............................52

8.  COVENANTS.................................................................52
  8.1    Affirmative Covenants................................................52
         8.1.1  Preservation of Existence, Etc................................53
         8.1.2  Payment of Liabilities, Including Taxes, Etc..................53
         8.1.3  Maintenance of Insurance......................................53

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         8.1.4  Maintenance of Properties and Leases..........................53
         8.1.5  Maintenance of Patents, Trademarks, Etc.......................54
         8.1.6  Visitation Rights.............................................54
         8.1.7  Keeping of Records and Books of Account.......................54
         8.1.8  Plans and Benefit Arrangements................................54
         8.1.9  Compliance with Laws..........................................55
         8.1.10 Use of Proceeds...............................................55
         8.1.11 Subordination of Intercompany Loans...........................55
  8.2    Negative Covenants...................................................55
         8.2.1  Indebtedness..................................................55
         8.2.2  No Liens; Negative Pledge.....................................56
         8.2.3  Guaranties....................................................56
         8.2.4  Loans and Investments.........................................56
         8.2.5  Liquidations, Mergers, Consolidations, Acquisitions...........57
         8.2.6  Dispositions of Assets or Subsidiaries........................58
         8.2.7  Affiliate Transactions........................................58
         8.2.8  Subsidiaries, Partnerships and Joint Ventures.................59
         8.2.9  No Material Change in Business................................59
         8.2.10 Plans and Benefit Arrangements................................59
         8.2.11 Fiscal Year...................................................60
         8.2.12 Issuance of Stock.............................................60
         8.2.13 Changes in Organizational Documents...........................60
         8.2.14 Maximum Ratio of Funded Debt to EBITDA........................61
         8.2.15 Interest Coverage Ratio.......................................61
         8.2.16 Minimum Tangible Net Worth....................................61
         8.2.17 Margin Stock..................................................61
         8.2.18 Other Agreements..............................................61
  8.3    Reporting Requirements...............................................61
         8.3.1  Quarterly Financial Statements................................62
         8.3.2  Annual Financial Statements...................................62
         8.3.3  Certificate of the Borrower...................................62
         8.3.4  Notice of Default.............................................63
         8.3.5  Notice of Litigation..........................................63
         8.3.6  Certain Events................................................63
         8.3.7  Other Reports and Information.................................63
         8.3.8  Notices Regarding Plans and Benefit Arrangements..............64

9.  DEFAULT...................................................................65
  9.1    Events of Default....................................................65
         9.1.1  Payments Under Loan Documents.................................65
         9.1.2  Breach of Warranty............................................65
         9.1.3  Breach of Negative Covenants or Visitation Rights.............66
         9.1.4  Breach of Other Covenants.....................................66
         9.1.5  Defaults in Other Agreements or Indebtedness..................66
         9.1.6  Other Material Obligations....................................66
         9.1.7  Final Judgments or Orders.....................................66

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         9.1.8  Loan Document Unenforceable...................................66
         9.1.9  Uninsured Losses; Proceedings Against Assets..................67
         9.1.10 Notice of Lien or Assessment..................................67
         9.1.11 Insolvency....................................................67
         9.1.12 Events Relating to Plans and Benefit Arrangements.............67
         9.1.13 Cessation of Business.........................................68
         9.1.14 Change of Control.............................................68
         9.1.15 Involuntary Proceedings.......................................68
         9.1.16 Voluntary Proceedings.........................................68
  9.2    Consequences of Event of Default.....................................69
         9.2.1  Events  of Default  Other  Than  Bankruptcy,  Insolvency  or
          Reorganization Proceedings..........................................69
         9.2.2  Bankruptcy, Insolvency or Reorganization Proceedings..........69
         9.2.3  Set-off.......................................................69
         9.2.4  Suits, Actions, Proceedings...................................70
         9.2.5  Application of Proceeds.......................................70
         9.2.6  Other Rights and Remedies.....................................71
  9.3    Reasonable Notice....................................................71

10.  THE AGENT................................................................71
  10.1   Appointment..........................................................71
  10.2   Delegation of Duties.................................................71
  10.3   Nature of Duties; Independent Credit Investigation...................71
  10.4   Actions in Discretion of Agent; Instructions From the Banks..........72
  10.5   Reimbursement and Indemnification of Agent by the Borrowers..........72
  10.6   Exculpatory Provisions; Limitation of Liability......................73
  10.7   Reimbursement and Indemnification of Agent by Banks..................74
  10.8   Reliance by Agent....................................................74
  10.9   Notice of Default....................................................74
  10.10  Notices..............................................................74
  10.11  Banks in Their Individual Capacities.................................75
  10.12  Holders of Notes.....................................................75
  10.13  Equalization of Banks................................................75
  10.14  Successor Agent......................................................76
  10.15  Agent's Fee..........................................................76
  10.16  Availability of Funds................................................76
  10.17  Calculations.........................................................77
  10.18  Beneficiaries........................................................77

11.  MISCELLANEOUS............................................................77
  11.1   Modifications, Amendments or Waivers.................................77
         11.1.1 Increase of Commitment; Extension or Expiration Date..........77
         11.1.2 Extension of Payment; Reduction of Principal Interest or Fees;
         Modification of Terms of Payment.....................................78
         11.1.3 Miscellaneous.................................................78
  11.2   No Implied Waivers; Cumulative Remedies; Writing Required............78

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  11.3   Reimbursement and Indemnification of Banks by the Borrowers; Taxes...78
  11.4   Holidays.............................................................79
  11.5   Funding by Branch, Subsidiary or Affiliate...........................79
         11.5.1 Notional Funding..............................................79
         11.5.2 Actual Funding................................................80
  11.6   Notices..............................................................80
  11.7   Severability.........................................................81
  11.8   Governing Law........................................................81
  11.9   No Prior Understanding...............................................81
  11.10  Duration; Survival...................................................81
  11.11  Successors and Assigns...............................................81
  11.12  Confidentiality......................................................83
         11.12.1       General................................................83
         11.12.2       Sharing Information With Affiliates of the Banks.......83
  11.13  Counterparts.........................................................84
  11.14  Agent's or Bank's Consent............................................84
  11.15  Exceptions...........................................................84
  11.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL...............................84
  11.17  Tax Withholding Clause...............................................85
  11.18  Joinder of New Subsidiaries..........................................86
  11.19  No Joint Venture.....................................................86
  11.20  Indemnification......................................................86
  11.21  Survival of Covenants................................................87
  11.22  No Course of Dealing.................................................87
  11.23  Time of the Essence..................................................87
  11.24  Further Assurances...................................................87
  11.25  Incorporation by Reference...........................................87
  11.26  Entire Agreement.....................................................87
  11.27  Joint and Several Liability; Certain Limitations.....................87
  11.29  Acknowledgment.......................................................88

                                   LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)       -      COMMITMENTS OF BANKS AND ADDRESSES FOR
                             NOTICES

SCHEDULE 1.1(P)       -      PERMITTED LIENS

SCHEDULE 6.1.1        -      QUALIFICATIONS TO DO BUSINESS

SCHEDULE 6.1.2        -      CAPITALIZATION

SCHEDULE 6.1.3        -      SUBSIDIARIES

SCHEDULE 6.1.8        -      OWNED AND LEASED REAL PROPERTY

SCHEDULE 6.1.11       -      AGREEMENTS WITH RESPECT TO TAXES

SCHEDULE 6.1.12       -      CONSENTS AND APPROVALS

SCHEDULE 6.1.14       -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

SCHEDULE 6.1.15       -      INSURANCE POLICIES

SCHEDULE 6.1.17       -      MATERIAL CONTRACTS

SCHEDULE 6.1.19       -      EMPLOYEE BENEFIT PLAN DISCLOSURES

SCHEDULE 6.1.21       -      ENVIRONMENTAL DISCLOSURES

SCHEDULE 8.2.1        -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)        -      ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(G)(1)     -      JOINDER AGREEMENT

EXHIBIT 1.1(I)(1)     -      INDEMNITY

EXHIBIT 1.1(I)(2)     -      INTERCOMPANY SUBORDINATION AGREEMENT

EXHIBIT 1.1(P)(iii)   -      PERMITTED CASH INVESTMENTS

EXHIBIT 1.1(P)(iv)    -      PERMITTED PARTNERSHIP AND LLC INVESTMENTS

EXHIBIT 1.1(R)        -      REVOLVING CREDIT NOTES

EXHIBIT 1.1(S)        -      SWING LINE NOTE

EXHIBIT 2.5           -      LOAN REQUEST

EXHIBIT 3.1.4         -      REQUEST FOR SWING LINE LOAN

EXHIBIT 7.1.4         -      OPINION OF COUNSEL

EXHIBIT 8.2.5         -      ACQUISITION COMPLIANCE CERTIFICATE

EXHIBIT 8.3.3         -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

        This is a Credit Agreement dated as of September 16, 1998 among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation, CHURCHILL DOWNS MANAGEMENT COMPANY, a Kentucky corporation, CHURCHILL DOWNS INVESTMENT COMPANY, a Kentucky corporation, RACING CORPORATION OF AMERICA, a Delaware corporation and ELLIS PARK RACE COURSE, INC., a Kentucky corporation (collectively the "Borrowers and each individually a Borrower"), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

        WHEREAS, the Borrowers have requested the Banks to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $100,000,000 including a swing line credit facility in an aggregate principal amount not to exceed $10,000,000 which is a part of, and does not increase, that revolving credit facility; and

        WHEREAS, the revolving credit shall be used for repayment of existing indebtedness, general corporate and working capital purposes as well as the acquisition of property, equipment and other entities; and

        WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

        1.1    Certain Definitions.

        In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

               Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 15% or more of any class of the voting or other equity interests of such Person, or (iii) 15% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

               Agent  shall  mean  PNC  Bank,  National  Association,   and  its
successors and assigns.

               Agent's  Fee  shall  have the  meaning  assigned  to that term in
Section 10.15.

               Agent's  Letter  shall have the meaning  assigned to that term in
Section 10.15.

               Agreement shall mean this Credit Agreement, as it may be supplemented or amended from time to time, including all schedules and exhibits.

               Annual Statements shall have the meaning assigned to that term in
Section 6.1.9(i).

               Assignee  Bank shall have the  meaning  assigned  to such term in
Section 2.10.2.

               Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

               Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

               Bank to be Terminated shall have the meaning assigned to that term in Section 2.10.2.

               Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

               Base Net Worth shall mean Forty Five Million One Hundred Eighty Eight Thousand Dollars ($45,188,000.00).

               Base Rate shall mean the higher of (i) the interest rate per annum most recently designated and announced publicly from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2 %.

               Base  Rate  Option  shall  mean  the  Revolving Credit Base Rate
Option.

               Basis Point shall mean 0.01%.

               Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

               Borrowers shall mean collectively, Churchill Downs Incorporated, a corporation organized and existing under the laws of the Commonwealth of Kentucky, Churchill Downs Management Company, a corporation organized and existing under the laws of the Commonwealth of Kentucky, Churchill Downs Investment Company, a corporation organized and existing under the laws of the Commonwealth of

Kentucky, Racing Corporation of America, a corporation organized and existing under the laws of the State of Delaware, and Ellis Park Race Course, Inc., a corporation organized and existing under the laws of the Commonwealth of Kentucky, and any other Person which joins this Agreement as a Borrower after the date hereof pursuant to Section 11.18.

               Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

               Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche. There shall be no more than seven Borrowing Tranches outstanding at any one time.

               Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Louisville, Kentucky and, if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

               Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be September 16, 1998 or, if all the conditions specified in Section 7 have not been satisfied or waived by such date, not later than September 16, 1998, as designated by the Borrowers by at least 3 Business Days' advance notice to the Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10:30 a.m., Eastern Standard Time, on the Closing Date at the offices of Brown, Todd and Heyburn, PLLC, in Louisville, Kentucky, or at such other time and place as the parties agree.

               Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

               Commitment shall mean as to any Bank the amount of its Revolving Credit Commitment and Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks.

               Commitment Period shall mean the period beginning on the date hereof and extending to the Expiration Date.

               Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith (reduced by any Indebtedness secured by such Guaranty already included in (ii) above), and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

               Consolidated Dividends for any Period of determination shall mean the aggregate Dividends of the Borrowers for the period determined, except that any Dividends paid by one Loan Party to another Loan Party shall be excluded.

               Consolidated EBIT for any Period shall mean the consolidated EBIT of all of the Borrowers for that period, consolidated in accordance with GAAP.

               Consolidated EBITDA for any Period shall mean the consolidated EBITDA of all of the Borrowers for that period, consolidated in accordance with GAAP.

               Consolidated Funded Indebtedness as of an date of determination shall mean the consolidated Indebtedness of the Borrowers, consolidated in accordance with GAAP, except that obligations of the Borrowers not exceeding $3,000,000 under outstanding pari-mutuel tickets that are payable with respect to races run not more than one year prior to the date of determination (the "Excluded Amount") shall not be included in Consolidated Funded Debt. The balance of all obligations of all or any of the Borrowers with respect pari-mutuel tickets other than the Excluded Amount shall be included in Consolidated Funded Debt.

               Consolidated Interest Expense for any Period of determination shall mean the interest expense of the Borrowers on a consolidated basis for such period determined and consolidated in accordance with GAAP.

               Consolidated Rent Expense shall mean as of any date of determination the total expenses of the Borrowers on a consolidated basis as of such date, determined and consolidated in accordance with GAAP, for rent and/or other amounts under all real and personal property operating leases.

               Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrowers on a consolidated basis as of such date determined and consolidated in accordance with GAAP.

               Controlling Interest shall mean an ownership interest in a Person equal to more than 50% of the ownership interest in such Person in conjunction with (i) the existence of a management agreement or other management arrangement between such Person and the Borrower which gives the Borrower control over the management or operations of such person and (ii) the Borrower's ability to distribute funds from the Person to the Borrower or other Borrowers at its sole discretion.

               Default Rate shall mean an annual rate equal to two percent (2%) plus the Base Rate in effect from time to time.

               Dividend shall mean any amount declared or paid, or set apart by any Borrower for the purpose of payment of, (a) any dividend or other distribution on or in respect of any shares of any class of any Borrower's capital stock, or (b) the purchase, retirement, reacquisition or redemption of any shares of any class of any Borrower's capital stock, or (c) any distribution by way of reduction of capital, or (d) any other distribution on or in respect of any shares of any class of any Borrower's capital stock.

               Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

               Drawing  Date shall  have the  meaning  assigned  to that term in
Section 2.9.3.2.

               EBIT for any Person for any  Period of  determination  shall mean
(i) that Person's net income before tax plus that Person's interest expense, minus (ii) that Person's non-cash credits to net income, in each case for such period determined in accordance with GAAP.

               EBITDA for any Person for any Period of determination  shall mean
(i) the sum of that Person's net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense, minus
(ii) that Person's non-cash credits to net income, in each case for such period determined in accordance with GAAP.

               Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

               Environmental   Conditions  shall  mean  any  conditions  of  the
environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

               Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

               Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S.

Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service Systems as may replace display page 3750) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                             Average of London interbank offered rates quoted by
                             BBA as shown on Dow Jones Markets  Service  display
                             page   3750   British   Bankers    Association   or
                             appropriate successor
               Euro-Rate =   1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Revolving Credit Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

               Euro-Rate  Interest  Period shall mean the period of one (1), two
(2), three (3) or six (6) months selected by the Borrowers commencing on the date of disbursement of Revolving Credit Loan and such successive period selected by the Borrowers thereafter and may also mean the period of twelve (12) months if a twelve (12) month Euro-Rate is then available to the Banks and is selected by the Borrowers, however the Banks are under no obligation whatsoever to make a twelve (12) month Euro-Rate Interest Period available to the Borrowers, if such rate is not then available to the Banks; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

               Euro-Rate Margin shall mean the percentage rate per annum added to the Euro-Rate to determine the interest rate per annum under Section 4.1.1(ii) in accordance with the table set out in Section 4.1.1(ii). The Euro-Rate Margin shall be determined as of and effective as of the due date of the Borrowers' quarterly financial statements for the first three quarters of each of the fiscal quarters in each fiscal year and on the sooner of the actual delivery of the Annual Statements or 90 days after the Borrowers' fiscal year end.

               Euro-Rate  Option  shall  mean  the  Revolving  Credi  Euro-Rate
Option.

               Euro-Rate Reserve Percentage shall mean the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

               Event  of  Default  shall  mean any  of  the events described in
Section 9.1 and referred to therein as an "Event of Default."

               Expiration Date shall mean, with respect to the Revolving Credit Commitments and the Swing Line Commitment, September 16, 2001.

               Extending  Bank shall have the  meaning  assigned to such term in
Section 2.10.2.

               Facility Fees shall mean the fees referred to in Sections 2.4.

               Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

               GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

               Governmental Acts shall have the meaning assigned to that term in
Section 2.9.8.

               Guarantor shall mean any party to this Agreement which is designated as a "Guarantor" on the signature page hereof and any other Person which joins this Agreement as a Guarantor after the date hereof.

               Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

a
               Historical Statements shall have the meaning assigned to that term in Section 6.1.9(i).

               Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases, operating leases that are so called synthetic leases,

 nd conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables, accrued expenses, deferred revenue related to the annual running of the Kentucky Derby, and obligations not exceeding $3,000,000 under outstanding pari-mutuel tickets that are payable with respect to races run not more than one year prior to the date of determination which were incurred in the ordinary course of business, which are not represented by a promissory note or other evidence of indebtedness and (other than pari- mutuel tickets) which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

               Indemnity  shall  mean  the  Indemnity  Agreement  in the form of
Exhibit 1.1(I)(1) among the Banks, the Agent and the Loan Parties relating to possible environmental liabilities associated with any of the Property.

               Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C.
Section 24, Seventh), as amended.

               Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

               Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

               Interest  Period shall have the meaning  assigned to such term in
Section 4.3.

               Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

               Interim Statements shall have the meaning assigned to that term in Section 6.1.9(i).

               Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

               Joinder Agreement shall mean a joinder by a Person as a Borrower under this Agreement, and the other Loan Documents in the form of Exhibit 1.1(G)(1).

               Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

               Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

               Letter of Credit shall have the meaning  assigned to that term in
Section 2.9.1.

               Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.9.3.2.

               Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

               Letters of Credit  Outstanding  shall mean at any time the sum of
(i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

               Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

               Loan Documents shall mean this Agreement, the Agent's Letter, the Indemnity, the Intercompany Subordination Agreement, the Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

               Loan Parties shall mean the Borrowers.

               Loan Request shall have the meaning given to such term in Section 2.5.

               Loans shall mean collectively, and Loan shall mean separately, all Revolving Credit Loans and the Swing Line Loans or any Revolving Credit Loan or any Swing Line Loan.

               Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

               Month with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

               Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

               Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrowers or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

               Non Usage Fees shall mean the fees referred to in Section 2.3.

               Notes shall mean the Revolving Credit Notes and the Swing Line Notes.

               Notices shall have the meaning assigned to that term in Section 11.6.

               Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

               Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.

               PBGC  shall  mean  the  Pension  Benefit   Guaranty   Corporation
established pursuant to Subtitle A of Title IV of ERISA or any successor.

               Period shall mean the rolling four quarter period immediately preceding the date of determination.

               Permitted Acquisitions shall have the meaning assigned to such term in Section 8.2.5.

               Permitted Investments shall mean:

                      (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                      (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

                      (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition including cash investments disclosed on Exhibit 1.1(P)(iii)
(the demand  deposits,   time deposits,  or  certificates  of  deposit  maturing
within one year, and cash investments of Hoosier Park, LP and Anderson Park, Inc. shall not be included on Exhibit 1.1(P)(iii)) which are specifically allowed even though such cash investments do not meet any of the other requirements of this definition, and in addition, the Borrowers shall be allowed to invest an additional $5,000,000 in similar cash investments which shall also be "Permitted Investments" under this definition;

                      (iv) interests in various partnerships, limited liabilit companies and other entities disclosed on Exhibit 1.1(P)(iv); and

                      (v) other interests in partnerships, limited liability companies, or other entities, or assets acquired from another Person other than in the ordinary course of business, not to exceed $15,000,000 in the aggregate (with any transaction which is a Permitted Acquisition not counting toward such $15,000,000 limit).

               Permitted Liens shall mean:

                      (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                      (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                      (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                      (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, no in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                      (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any materialrespect by existing or proposed structures or land use;

                      (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                      (vii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), or any lien filed against Hoosier Park, LP and Anderson Park, Inc., provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                      (viii) Capitalized lease financing and operating lease financing to the extent of so-called "synthetic leasing," provided that the aggregate amount of loans and deferred payments secured by such lease financing shall not exceed $5,000,000 in the aggregate (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P));

                      (ix) Purchase Money Security interests not to exceed $5,000,000 in the aggregate;

                      (x)    Unsecured   seller  financing that  is  expressly
subordinated to the Credit Facility in an aggregate amount not to exceed $10,000,000; and

                      (xi) The following, (A) if the validity or amount thereof is being contested in good f aith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                      (1) Claims or Liens for taxes,  assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                      (2) Claims,  Liens or  encumbrances  upon,  and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                      (3)   Claims   or   Liens   of   mechanics,   materialmen,
               warehousemen, carriers, or other statutory nonconsensual Liens.

                      (4)  Liens   resulting  from  final  judgments  or  orders
               described in Section 9.1.7.

               Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

               Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

               PNC  Bank  shall  mean  PNC  Bank,  National   Association,   its
successors and assigns.

               Principal Office shall mean the main banking office of the Agent in Louisville, Kentucky.

               Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

               Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

               Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

               Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

               Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

               Regulated  Substances  shall mean any  substance,  including  any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

               Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

               Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

               Reportable  Event  shall mean a  reportable  event  described  in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

               Request for Swing Line Loan shall mean a duly completed Request for a Swing Line Loan in the form of Exhibit 3.1.4.

               Required Banks shall mean

                      (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least 66 2/3 % of the Commitments of all of the Banks, or

                      (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of
such   Banks  then   outstanding   aggregates  at  least 66 2/3 % of the  total
principal amount of all of the Loans , Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

               Revolving Credit Activation Fee shall mean the fees referred to in Section 2.4.

               Revolving Credit Base Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

               Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks. The Revolving Credit Commitment of the Swing Line Lender at any time of determination for purposes of funding requests for Revolving Credit Loans is the amount set out on Schedule 1.1(B) for "Amount of Commitment for Revolving Credit Loans" (and thereafter on Schedule I to the most recent Assignment and Assumption Agreement) less the aggregate outstanding principal of Swing Line Loans, in each case at the time determined. The Revolving Credit Commitment of the Swing Line Lender for purposes of voting as a Bank, including without limitation determining whether the Required Banks have agreed upon or directed any decision and/or action is the amount set out in
Schedule 1.1(B) or Schedule I, as appropriate, without reduction for the outstanding principal of Swing Line Loans.

               Revolving Credit Euro-Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

               Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrowers pursuant to
Section 2.1 or 2.9.3.

               Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the
Borrowers  in the form of  Exhibit  1.1(R)   evidencing  the  Revolving  Credit
Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

               Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

               Revolving Line of Credit shall mean the sums advanced or to be advanced by the Banks to the Borrower for the purposes described in Section 2.8.

               Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

               Shares shall have the meaning assigned to that term in Section 6.1.2.

               Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

               Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

               Subsidiary Shares shall have the meaning assigned to that term in
Section 6.1.3.

               Swing Line Commitment Period shall mean the period of time from the date of this Agreement through the Expiration Date.

               Swing Line Credit Facility shall mean the credit facility established in Section 3 of this Agreement.

               Swing Line Commitment at any time of determination shall mean the lesser of (a) the dollar amount of the aggregate of the Revolving Credit Commitments of all of the Banks minus the sum of (1) the aggregate maximum available drawings under all Letters of Credit outstanding, and (2) the aggregate principal of all Revolving Credit Loans, in each case at the time determined, or (b) Ten Million Dollars ($10,000,000).

               Swing Line of Credit shall mean the  Swing Line Credit Facility.

               Swing Line Lender shall mean PNC Bank, National Association and its permitted successors and assigns.

               Swing  Line Loan  shall  have the  meaning  given to such term in
Section  3.1;  Swing Line Loans  shall mean  collectively  all of the Swing Line
Loans.

               Swing Line Note shall mean the Swing Line Note of the Borrowers in the form of Exhibit 1.1(S) evidencing the Swing Line Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

               Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

               Uniform Commercial Code shall mean the Uniform Commercial Code as adopted in the Commonwealth of Kentucky from time to time.

           Unmatured  Default  shall  mean any  event or condition   which  with
notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

        1.2    Construction.

        Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1  Number; Inclusion.

               references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2  Determination.

               references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

               1.2.3  Agent's Discretion and Consent.
              whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

               1.2.4  Documents Taken as a Whole.

               the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5  Headings.

               the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6  Implied References to this Agreement.

               article,  section,  subsection,   clause,  schedule  and  exhibit
references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

               1.2.7  Persons.

               reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8  Modifications to Documents.

               reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9  From, To and Through.

               relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including";

               1.2.10 Shall; Will.

               references to "shall" and "will" are intended to have the same meaning; and

               1.2.11 Consolidated Financial Information.

               whenever  this  Agreement  uses  "consolidated" (whether or  not
capitalized)  with  respect  to  accounting  or  financial   terms  or financial
statements relating to the Borrowers, that reference means only the "Borrowers" as defined in Section 1.1 consolidated with each other in accordance with GAAP, and otherwise combined with each other as if they were consolidated whether or not required or permitted in accordance with GAAP; but that reference does not mean the Borrowers consolidated or combined with any other Person, even if that Person is an Affiliate of one or more of the Borrowers (such as, by way of example, Hoosier Park, L.P. and Anderson Park, Inc.) and even if GAAP would require or permit that affiliated Person to be consolidated or combined with the Borrowers.

        1.3    Accounting Principles.

        Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 8.2 based upon the Borrowers' regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrowers' financial statements at that time.

                                    2.  REVOLVING CREDIT FACILITY

        2.1    Revolving Credit Commitments.

        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

        2.2    Nature of Banks' Obligations with Respect to Revolving Credit
Loans.

        Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans or issue any Letters of Credit hereunder on or after the Expiration Date.

        2.3    Non Usage Fees.

        Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Agent for the account of each Bank, on a pro rata basis, on the first Business Day of each October, January, April and July so long as the Revolving Credit Facility is in effect, a Non Usage Fee (the "Non Usage Fee") in an amount equal to the average unused amount of the aggregate Revolving Credit Commitments multiplied by the applicable fee percentage based on the applicable level in accordance with the table set forth below. Such average unused amount shall be the amount by which the average principal balance of amounts outstanding under the Revolving Credit Notes (including the maximum available drawings under outstanding Letters of Credit) and the amounts outstanding under the Swing Line Note beginning on the date hereof, for each quarter beginning October, January, April and July, is less than the maximum amount available under the Revolving Credit Facility. Such fee shall be determined by the Agent effective quarterly as of the due date of the Borrowers' quarterly financial statements for the first three quarters of each of the fiscal quarters in each fiscal year and on the sooner of the actual delivery of the Annual Statements or 90 days after the Borrowers' fiscal year end. The Non Usage Fee shall be payable upon the Borrower's receipt of the Agent's invoice for such amount. Such fee shall be calculated on the basis of the number of days in the particular quarter on the assumption that an entire year's interest is earned in 360 days, as the case may be.



                LEVEL I          LEVEL II        LEVEL III        LEVEL IV        LEVEL V          LEVEL VI
                -------          --------        ---------        --------        -------          --------

Basis for       If the ratio of  If the ratio of If the ratio of  If the ratio of If the ratio of  If the ratio of
Non Usage       the              the             the              the             the              the Borrowers'
Fee             Borrowers'       Borrowers'      Borrowers'       Borrowers'      Borrowers'       Total
                Total            Total           Total            Total           Total            Consolidated
                Consolidated     Consolidated    Consolidated     Consolidated    Consolidated     Funded
                Funded           Funded          Funded           Funded          Funded           Indebtedness
                Indebtedness     Indebtedness    Indebtedness     Indebtedness    Indebtedness     to the
                to The           to The          to the           to the          to the           Borrowers'
                Borrowers'       Borrowers'      Borrowers'       Borrowers'      Borrowers'       Consolidated
                Consolidated     Consolidated    Consolidated     Consolidated    Consolidated     EBITDA is
                EBITDA  is       EBITDA is       EBITDA is        EBITDA is       EBITDA is        equal to or
                less than 1.0    equal to or     equal to or      equal to or     equal to or      greater than
                to 1.0           greater than    greater than     greater than    greater than     3.5* to 1.0
                                 1.0 to 1.0      1.5 to 1.0       2.0 to 1.0      2.5 to 1.0
                                 but less than   but less than    but less than   but less than
                                 1.5 to 1.0      2.0 to 1.0       2.5 to 1.0      3.5 to 1.0
                                 1.0

Then the        12.5 Basis       12.5 Basis      20 Basis         20 Basis        30 Basis         30 Basis
Fee             Points           Points          Points           Points          Points           Points
Percentage
is

*From and after January 1, 2000, this number will become 3.25.
        2.4    Closing Fee.

        Borrowers agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, a nonrefundable facility fee equal to 1/8% of such Bank's Revolving Credit Commitment, payable on the Closing Date.

        2.5    Revolving Credit Loan Requests.

        Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.3 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in whole integer multiples of $100,000 and not less than $500,000 for each Borrowing Tranche to which the Euro- Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

        2.6    Making Revolving Credit Loans.

        The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

        2.7    Revolving Credit Notes.

        The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

        2.8    Use of Proceeds.

        The proceeds of the Revolving Credit Loans shall be used for general corporate and working capital purposes and also for the acquisition of equipment, property and other entities and in accordance with Section 6.1.10 [Use of Proceeds; Margin Stock; Section 20 Subsidiaries] and Section 8.1.10 [Use of Proceeds].

        2.9    Letter of Credit Subfacility.

               2.9.1 Issuance of Letters of Credit.

               Borrowers may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and provided further that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $10,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

               2.9.2  Letter of Credit Fees.

               The Borrowers shall pay to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the applicable Fee Percentage as determined from the chart set forth in Section 4.1.1, which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each October, January, April and July following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Agent for the Agent's sole account a fee in the amount of 1/8% of the amount of any Letters of Credit issued per annum, payable quarterly in arrears commencing on the first Business Day of each October, January, April and July.

               2.9.3  Disbursements, Reimbursement.

                      2.9.3.1 Immediately upon the  Issuance of each  Letter of
Credit,   each  Bank  shall  be  deemed   to,  and  hereby  irrevocably  and
unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                      2.9.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrowers. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrowers fail to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of suchotice.

                      2.9.3.3  Each Bank shall upon any notice pursuant to
Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                      2.9.3.4 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.2, because of the Borrowers' failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

               2.9.4  Repayment of Participation Advances.

                      2.9.4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Agent under the Letter of Credit wit respect to which any Bank has made a Participation Advance to the Agent, or
(ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                      2.9.4.2 If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

               2.9.5  Documentation.

               Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

               2.9.6  Determinations to Honor Drawing Requests.

               In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               2.9.7  Nature of Participation and Reimbursement Obligations.

               Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                      (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrowers or any other Person for any reason whatsoever;

                      (ii)   the failure of any Loan Party or any other Person
to comply, in connection with a Letter of Credit  Borrowing, with the conditions
set forth in Section  2.1  [Revolving  Credit   Commitments],   2.5  [Revolving
Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making o a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligatio of the Banks to make Participation Advances under Section 2.9.3;

                      (iii) any lack of validity or enforceability of any Letter of Credit;

                      (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                      (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

                      (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                      (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                      (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                      (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                      (x) the fact that an Event of Default or a Unmatured Default shall have occurred and be continuing;

                      (xi) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                      (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

               2.9.8  Indemnity.

               In  addition  to amounts  payable  as  provided  in Section  10.5
[Reimbursement of Agent by Borrowers, Etc.], the Borrowers hereby agree to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause
(ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

               2.9.9  Liability for Acts and Omissions.

               As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence.

               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrowers or any Bank.

        2.10   Extension by Banks of the Expiration Date.

               2.10.1 Requests; Approval by All Banks.

               Upon or promptly after delivery by the Borrowers of the annual financial statements to be provided under Section 8.3.2 [Annual Financial Statements] for the fiscal year ending December 31, 1998 or any subsequent fiscal year, the Borrowers may request a one-year extension of the Expiration Date by written notice to the Agent on behalf of the Banks, and the Banks agree to respond to the Borrowers' request for an extension by the later of sixty (60) days following Agent's receipt of the request; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date. If all Banks elect to extend, the Expiration Date shall be extended for a period of one year. If one or more Banks decline to extend or do not respond to Borrowers' request, the provisions of Section 2.10.2 shall apply.

               2.10.2 Approval by Required Banks.

               In the event that one or more Banks do not agree to extend the Expiration Date or do not respond to Borrowers' request for an extension within the time required under Section 2.10.1 (each a "Bank to be Terminated"), but the Required Banks agree to such extension within such time then the Banks which have agreed to such extension within the time required under Section 2.10.1 (each an "Extending Bank") may, with the prior written approval of the Borrowers and the Agent, arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with
Section 11.11 [Successors and Assigns], and (3) effective on the last day of the Interest Period if any Loans are outstanding under the Euro-Rate Option. The Borrowers shall pay all amounts due and payable to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement. In the event that the Agent shall become a Bank to be Terminated, the provisions of this
Section 2.10 shall be subject to Section 10.14 [Successor Agent]. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to Section 2.10.2 then the Expiration Date shal not be extended for any Bank.

        2.11 Voluntary Reductions. So long as no Event of Default or Unmatured Default has occurred and continues uncured, the Borrowers may make voluntary reductions in the amount of the Revolving Line of Credit, and the concomitant aggregate Revolving Credit Commitments of all the Banks, at any time after the Closing Date and after satisfaction of all conditions provided in Section 7 of this Agreement, including payment of all fees and expenses, subject to the following:

               (i)    each  request  for a voluntary  reduction  shall be in the
                      amount  of   $10,000,000.00  or  more,  in  whole  integer
                      multiples of $1,000,000;

               (ii) the Borrowers shall have submitted written notice of a request for a voluntary reduction to the Banks not less than thirty (30) nor more than ninety (90) days before the date on which the Borrowers desire the voluntary reduction to become effective;

               (iii) the written notice of a request for a voluntary reduction submitted to the Banks shall set forth the date on which the voluntary reduction shall be effective and the amount of the requested voluntary reduction;

               (iv) a written notice of request for a voluntary reduction shall be irrevocable, and may be withdrawn only with the consent of the Agent;

               (v) on the date provided in the Borrowers' notice of voluntary reduction given in accordance with subsections 2.11(ii) and (iii) above, the Revolving Line of Credit and the concomitant aggregate Revolving Credit Commitments of all of the Banks, shall be permanently reduced by the amount stated in that notice of voluntary reduction;

               (vi)   any reduction in the Revolving Line of Credit shall result
                      in  the   reduction  of  each  Bank's   Revolving   Credit
                      Commitment on a pro rata basis; and

               (vii) any requested voluntary reduction that would result in a prepayment of all or any part of any Revolving Credit Loan or Revolving Credit Loans shall be subject to and conditioned upon the Borrowers' compliance with Sections
                      5.4 and 5.6 of this Agreement.

                               3. SWING LINE LOANS

        Subject to the terms and conditions of this Loan Agreement, PNC Bank hereby agrees to make Swing Line Loans to the Borrowers under the Swing Line Credit Facility.

        3.1    Swing Line Credit Facility.
        From the date hereof throughout the Swing Line Commitment Period, and subject to the terms, conditions and other provisions of this Agreement, PNC Bank agrees to make Swing Line Loans to the Borrowers from time to time in a total amount not exceeding the lesser of the Swing Line Commitment or Ten Million Dollars ($10,000,000) in amounts of $500,000 and whole integer multiples of $500,000 in excess thereof. The Swing Line Credit Facility is established for the administrative convenience of the Borrowers, the Agent and the Banks. During the Swing Line Commitment Period the Borrowers may borrow and repay advances under the Swing Line Credit Facility in whole or in part, and reborrow all in accordance with the terms, conditions and other provisions of this Agreement. The making of each Swing Line Loan shall be subject to the further provisions of this Section 3.1, and shall be subject to all of the conditions of lending stated in Section 7.2 being fulfilled at the time of each Swing Line Loan, and provided further that each Swing Line Loan shall be on the terms and subject to the conditions hereinafter stated.

               3.1.1 Interest.

               Swing Line Loans shall bear interest (calculated on the basis of an assumed year of 365 or 366 days) from the date of each such Swing Line Loan until repaid at an annual rate equal to the Base Rate minus 1/2%. After maturity, whether by acceleration or scheduled maturity, until paid in full, or when and so long as there shall exist any uncured Event of Default, Swing Line Loans shall bear interest at the applicable Default Rate. Interest with respect to the principal of a Swing Line Loan shall be due and payable to the Swing Line Lender on the date the principal of that Swing Line Loan is due and payable, and on the Expiration Date.

               3.1.2  Principal.

               The Borrowers shall pay all outstanding and unpaid principal of Swing Line Loans on the Expiration Date.

               3.1.3  Swing Line Note.

               The obligations of the Borrowers to repay Swing Line Loans shall be evidenced by a promissory note (the "Swing Line Note") substantially in the from of Exhibit 1.1(S) attached hereto.

               3.1.4  Conditions for Swing Line Loans.

               So long as no Event of Default or Unmatured Default shall have occurred and be continuing, during the Swing Line Commitment Period, the Borrowers may borrow, repay and reborrow under the Swing Line Credit Facility on any Business Day, subject to the terms, conditions and other provisions of this Agreement. The making of Swing Line Loans will be conditioned upon receipt by the Swing Line Lender from the Borrowers of a Request for Swing Line Loan by 12:00 noon Pittsburgh time on the Business Day of the requested Swing Line Loan. Notwithstanding the foregoing, the Swing Line Lender may, in its sole discretion, accept an oral or written request made on behalf of the Borrowers by an Authorized Officer by telephone, telex, facsimile or some other form of written electronic communication, in which case the Swing Line Lender shall be entitled to rely on any such oral or written request received by the Swing Line Lender in good faith from anyone reasonably believed by the Swing Line Lender to be an Authorized Officer. The Borrowers shall promptly confirm any such communication by delivery of a Request for Swing Line Loan in the form of
Exhibit 3.1.4 upon request of the Swing Line Lender. Disbursements of, and payments of principal with respect to Swing Line Loans may be evidenced by notations of the Swing Line Lender or its electronic data processing equipment. The aggregate amount of all disbursements of Swing Line Loans made and shown on the Swing Line Lender's electronic data processing equipment, over all of the payments of principal made by the Borrowers and recorded on the Swing Line Lender's electronic data processing equipment shall be prima facie evidence of the outstanding principal balance due under the Swing Line Note.

               3.1.5. General Provisions Regarding Payments of Swing Line Loans.

                      3.1.5.1 Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Swing Line Note by the Borrowers shall be made without defense, setoff and counterclaim and in the same days funds and delivered to PNC Bank not later than 11:00 a.m. (Pittsburgh, PA time) on the due date therefor at its office located in Pittsburgh, PA; funds received by PNC Bank after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

                      3.1.5.2 Borrowings to Repay Amounts Outstanding Under the Swing Line of Credit. The Swing Line Lender shall, five (5) days after an advance is made under the Swing Line of Credit, demand repayment of that advance under the Swing Line of Credit, and each Bank shall make a Loan pursuant to the Revolving Line of Credit in an amount equal to such Bank's Ratable Share of the aggregate principal amount of that advance under the Swing Line of Credit plus, if the Swing Line Lender so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make loans pursuant to the Revolving Line of Credit in excess of its Commitment. Loans made under the Revolving Line of Credit made pursuant to the preceding sentence shall bear interest at the Base Rate and shall be deemed to have been properly requested in accordance with Section 2.5 without regard to any of the requirements of that provision. The Swing Line Lender shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Loans under the Revolving Line of Credit are to be made under this
Section 3.1.5.2 and of the apportionment among the Banks, and that Bank shall be unconditionally obligated to fund its Ratable Share of such Loans under the Revolving Line of Credit (whether or not the conditions specified in Section 7 are then satisfied) by the time the Swing Line Lender so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the Banking Day next succeeding the date that Bank receives such notice from the Swing Line Lender.

                      3.1.5.3 Payments on Business Days. Whenever any payment to be made hereunder or under the Swing Line Facility shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (unless no further Business Day occurs in such month, in which case payment shall be made on the next preceding Business Day) and such extension of time shall be included in the computation of the payment of interest hereunder or under the Swing Line Note.

               3.1.6  Limitation.

               The Borrowers may not request that the Swing Line Lender make any Swing Line Loan if, after making such Swing Line Loan, (a) the total aggregate principal amount of outstanding Swing Line Loans would exceed Ten Million Dollars ($10,000,000.00) or (b) the total utilization of Revolving Loan Commitments plus the Letters of Credit outstanding plus Swing Line Loans outstanding and requested would exceed the Revolving Loan Commitments.

        3.2    Use of Proceeds.

               The principal of the Swing Line Loans shall be used by Borrowers for general corporate and working capital purposes, and in accordance with
Section  6.1.10 [Use of Proceeds;  Margin Stock;  Section 20  Subsidiaries]  and
Section 8.1.10 [Use of Proceeds].

                                4. INTEREST RATES

        4.1    Interest Rate Options.

        The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans at the rate or rates per annum selected by it from the Base Rate Option or Euro-Rate Option set forth below, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than seven (7) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans. Each Borrowing Tranche shall bear interest at the same Interest Rate Option. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

               4.1.1  Revolving Credit Interest Rate Options.

               The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                      (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of an assumed year of 365 or 366 days, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                      (ii) Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of an assumed year of 360 days and actual days elapsed) equal to the applicable Euro-Rate for the Interest Period properly selected for the Revolving Credit Loan or Loans, plus the applicable Euro-Rate Margin determined in accordance with the following table:

              LEVEL I          LEVEL II          LEVEL III       LEVEL IV           LEVEL V          LEVEL VI
 Basis for    If the ratio of  If the ratio of   If the ratio of If the ratio of    If the ratio of  If the ratio of the
Euro-         the Borrowers'   the Borrowers'    the             the Borrowers'     the Borrowers'   Borrowers' Total
Rate          Total            Total             Borrowers'      Total              Total            Consolidated
Margin        Consolidated     Consolidated      Total           Consolidated       Consolidated     Funded
              Funded           Funded            Consolidated    Funded             Funded           Indebtedness to
              Indebtedness     Indebtedness      Funded          Indebtedness to    Indebtedness     the Borrowers'
              to the           to the            Indebtedness    the Borrowers'     to the           Consolidated
              Borrowers'       Borrowers'        to the          Consolidated       Borrowers'       EBITDA is
              Consolidated     Consolidated      Borrowers'      EBITDA is          Consolidated     equal to or
              EBITDA is        EBITDA is         Consolidated    equal to or        EBITDA is        greater than 3.5*
              less than 1.0 to equal to or       EBITDA is       greater than 2.0   equal to or      to 1.0
              1.0.             greater than      equal to or     to 1.0 but less    greater than
                               1.0 to 1.0 but    greater than    than 2.5 to 1.0    2.5 to 1.0 but
                               less than 1.5 to  1.5 to 1.0 but                     less than 3.5*
                               1.0               less than 2.0                      to 1.0
                                                 to 1.0
Then the      50 Basis Points  62.5 Basis        75 Basis        87.5 Basis         100 Basis        112.5 Basis
Euro-                          Points            Points          Points             Points           Points
Rate
Margin is

*From and after January 1, 2000, this number will become 3.25.

        4.2    Swing Line Loan Interest Rate.

               The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Swing Line Loans outstanding from time to time at a fluctuating rate per annum (computed on the basis of an assumed year of 365 or 366 days and actual days elapsed) equal to the Base Rate minus 1/2%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

        4.3    Interest Periods.

        At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Agent thereof at least three
(3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify a Euro-Rate Interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be (i) one, two, three or six Months, or (ii) twelve Months if Borrowers select the Euro-Rate Option and a twelve Month Euro-Rate Option is then available to the Banks for offering to the Borrowers. The Banks shall be under no obligation to provide a twelve Month Euro-Rate Option if then unavailable to the Banks. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

               4.3.1  Amount of Borrowing Tranche.

               Each Borrowing Tranche of Euro-Rate Loans shall be in whole integer multiples of $100,000.00 and not less than $500,000.00;

               4.3.2  Termination Before Expiration Date.

               The Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

               4.3.3  Renewals.

               In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

        4.4    Interest After Default.

        To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived;

               4.4.1  Letter of Credit Fees, Interest Rate.

               The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or
Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

               4.4.2  Other Obligations.

               Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest otherwise applicable under the Revolving Credit Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

               4.4.3  Acknowledgment.

               The Borrowers acknowledge that the increase in rates referred to in this Section 4.4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Agent.

        4.5 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

               4.5.1  Unascertainable.

        If the Agent determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Agent shall give notice thereof to the Borrowers and the other Banks. Thereafter, until the Agent notifies the Borrower and the other Banks that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all Revolving Credit Loans then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to the Base Rate Option.

               4.5.2  Illegality; Increased Costs; Deposits Not Available.

        If, after the date of this Agreement, the Agent shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Agent to make or maintain or fund loans under the Euro-Rate Option, the Agent shall notify the Borrower and the other Banks. Upon receipt of such notice, until the Agent notifies the Borrower and the other Banks that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all Revolving Credit Loans then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Agent may lawfully continue to maintain Revolving Credit Loans under the Euro-Rate Option to such day, or (ii) immediately if the Agent may not lawfully continue to maintain Revolving Credit Loans under the Euro-Rate Option.

               4.5.3  Agent's and Banks' Rights.

               In the case of any event specified in Section 4.5.1 above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in Section 4.5.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.5.1 and the Borrowers have previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.5.2, the Borrowers shall, subject to the Borrowers' indemnification Obligations under
Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

        4.6    Selection of Interest Rate Options.

        If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.3 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.

                                   5. PAYMENTS

        5.1 Payments.

        All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

        5.2    Pro Rata Treatment of Banks.

        Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrowers hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.5.3 [Agent's and Bank's Rights] in the case of an event specified in Section 4.5 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

        5.3    Interest Payment Dates.

        Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each October, January, April and July after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period, at 90 day intervals thereafter during such Interest Period, and on the last day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

        5.4    Voluntary Prepayments.

               5.4.1 Right to Prepay.

               The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part, without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

                      (i) at any time with respect to any Loan to which the Base Rate Option applies so long as such payments are in an amount not less than $500,000 and in integers of $500,000,

                      (ii) daily at any time with respect to any Swing Line Loan so long as such payments are in an amount not less than $100,000 and in whole integer multiples of $100,000,

                      (iii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies so long as such payments are in an amount not less than $5,000,000 and in whole integer multiples of $500,000,

                      (iv) on the date specified in a notice by any Bank pursuant to Section 4.5 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

               Whenever the Borrowers desire to prepay any part of the Loans not bearing interest at the Base Rate, they shall provide a prepayment notice to the Agent by 1:00 p.m. Pittsburgh, PA time, at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                      (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                      (y) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Line Loans; and

                      (z)    the total principal amount of such prepayment.

               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.5.3 [Agent's and Bank's Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Swing Line Loans, then to Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

               5.4.2  Replacement of a Bank.

               In the event any Bank (i) gives notice under Section 4.5 [Euro-Rate Unascertainable, Etc.] or Section 5.6.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrowers and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrowers shall have the right at their option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety
(90) days after (w) receipt of such Bank's notice under Section 4.5 [Euro-Rate Unascertainable, Etc.] or 5.6.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans
would   contravene  Law  applicable  to  such  Bank, (y)  the  date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrowers shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 [Successor Agent] and provided that all Letters of Credit have expired or been terminated or replaced, and all Swing Line Loans and related accrued but unpaid interest have been paid in full.

               5.4.3  Change of Lending Office.

               Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 5.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrowers or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

        5.5    Required Prepayments.

               5.5.1  Sale of Assets.

               Within five (5) Business Days of any sale of assets authorized by
Section 8.2.6 [Disposition of Assets or Subsidiaries] and which causes the aggregate amount of such sales to be equal to $10,000,000 or more, the Banks may reasonably require the Borrowers to make a mandatory prepayment of principal on the Revolving Credit Loans equal to no more than the after-tax proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount. All prepayments pursuant to this Section
5.5.2 shall be applied to payment in full of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

               5.5.2  Application Among Interest Rate Options.

               All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.6.2 [Indemnity], the Borrowers shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

        5.6    Additional Compensation in Certain Circumstances.

               5.6.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

               If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                      (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                      (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement; and

                      (iv) the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination, and shall be conclusive and binding absent manifest error. Such amount shall be due and payable by the Borrowers to the Agent for payment to such Bank ten (10) Business Days after such notice is given.

               5.6.2  Indemnity.

               In addition to the compensation required by Section 5.6.1 [Increased Costs, Etc.], the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                      (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                      (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 4.3 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                      (iii) default by the Borrowers in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
                                      -39-

               If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

                        6. REPRESENTATIONS AND WARRANTIES

        6.1 Representations and Warranties.

        The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

               6.1.1 Organization and Qualification.

               Each Loan  Party  and each  Subsidiary  of each  Loan  Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

               6.1.2  Capitalization and Ownership.

               The authorized capital stock of each Borrower, and the number of each Borrower's shares which are issued and outstanding (referred to herein as the "Shares") are issued and outstanding and are owned as indicated on Schedule
6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.1.2.

               6.1.3  Subsidiaries.

               Schedule 6.1.3 states the name of each of the Borrowers' Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof. The Borrowers and each Subsidiary of the Borrowers has good and valid title to all of the Subsidiary Shares, it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, except as indicated on Schedule 6.1.3.

               6.1.4  Power and Authority.

               Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

               6.1.5  Validity and Binding Effect.

               This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

               6.1.6  No Conflict.

               Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, articles of incorporation, bylaws, or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries.

               6.1.7  Litigation.

               There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

               6.1.8  Title to Properties.

               The Property owned or leased by each Loan Party and each Subsidiary of each Loan Party (other than Hoosier Park, LP and Anderson Park, Inc.) is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby. The Borrower shall provide the Agent with an updated version of Schedule 6.1.8 on each anniversary of the Closing Date.

               6.1.9  Financial Statements.

                      (i) Historical Statements. The Borrowers have delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the Borrowers' fiscal years ended December 31, 1997 (the "Annual Statements"). In addition, the Borrowers have delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 1998
(the  "Interim   Statements")   (the  Annua  and  Interim  Statements   being
collectively   referred  to  as the  "Historical  Statements").  The Historical
Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete and fairly represent the consolidated financial condition of the Borrowers and their respective Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                      (ii) Accuracy of Financial Statements. Neither the Borrowers nor any Subsidiary of the Borrowers has any liabilities, contingent or otherwise, or forward or long-term commitments that are required to be disclosed or in the notes thereto and are not so disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrowers or any Subsidiary of the Borrowers which may cause a Material Adverse Change. Since December 31, 1997, no Material Adverse Change has occurred.

               6.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

                      6.1.10.1      General.

                      The  Loan  Parties intend to use the proceeds of the Loans
in   accordance  with  Sections  2.8 [Use  of  Proceeds], 3.2 and 8.1.10 [Use of
Proceeds].

                      6.1.10.2      Margin Stock.

                      None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                      6.1.10.3      Section 20 Subsidiaries.

                      The  Loan  Parties  do not intend to use and shall not use
any  portion  of  the proceeds  of  the  Loans,   directly  or  indirectly  to
purchase   during   the   underwriting   period,  or  for  30  days  thereafter,
Ineligible  Securities being underwritten by a Section 20 subsidiary.

              6.1.11 Taxes.

               All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period except as set forth on Schedule 6.1.11.

               6.1.12 Consents and Approvals.

               No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.

               6.1.13 No Event of Default; Compliance with Instruments.

               No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Unmatured Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

               6.1.14 Patents, Trademarks, Copyrights, Licenses, Etc.

               Each Loan Party and each Subsidiary (other than Hoosier Park, LP and Anderson Park, Inc.) of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses related to conducting the Borrowers' primary business, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on
Schedule 6.1.14.

               6.1.15 Insurance.

               Schedule 6.1.15 lists all insurance policies and other material bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or material bonds or to reduce the coverage provided thereby. Such policies and material bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

               6.1.16 Compliance with Laws.

               The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters] in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

               6.1.17 Material Contracts; Burdensome Restrictions.

               Schedule 6.1.17 lists all contracts equal to $100,000 or more, the breach of which could result in a Material Adverse Change, relating to the business operations of each Loan Party and each Subsidiary (except for Hoosier Park, LP and Anderson Park, Inc.) of any Loan Party, including all employee benefit plans and any Labor Contracts. All such material contracts of the Borrowers are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

               6.1.18 Investment Companies; Regulated Entities.

               None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               6.1.19 Plans and Benefit Arrangements.

               Except as set forth on Schedule 6.1.19:

                      (i) The Borrowers and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit
Arrangement or any Plan or, to the  best  knowledge  of  the  Borrower,   with
respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrowers or any other member of the ERISA Group. The Borrowers and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrowers and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurre any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                      (ii) To the best of the Borrowers' knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                      (iii) Neither the Borrowers nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                      (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                      (v) Neither the Borrowers nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrowers nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan
or   Multiple   Employer   Plan  is  reasonably  expected to be reorganized  or
terminated,  within the meaning of Title IV of ERISA.

                      (vi) To the extent that any Benefit Arrangement is insured, the Borrowers and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing
Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrowers and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                      (vii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

               6.1.20 Employment Matters.

               Each of the Loan Parties and each of their Subsidiaries is in compliance with any Labor Contracts to which it is a party and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

               6.1.21 Environmental Matters.

               Except as disclosed on Schedule 6.1.21:

                      (i) None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior owne
of any of the Property  is  a   potentially   responsible   party   under  the
Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                      (ii) There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                      (iii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or
thereunder  contain  or   use  Regulated  Substances except  in compliance with
Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                      (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                      (v) Each Loan Party and each Subsidiary of any Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                      (vi) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

                      (vii) The Borrowers have obtained Phase I Environmental audits with respect to all commercial properties owned by the Borrower with the exception of 700 Central Avenue. The Borrowers' representations with respect to the commercial properties as stated in this section are based on such Phase I Environmental audits.

               6.1.22 Senior Debt Status.

               The Obligations of each Loan Party under this Agreement, the Notes and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

               6.1.23 Employee Benefit Plans.

               As of the date hereof the Borrowers do maintain a Plan in compliance in all material respects with all applicable laws and regulations. Neither a "reportable event" nor a "prohibited transaction" has occurred under, nor has there occurred any complete or partial withdrawal from, nor has there occurred the appointment of a trustee to administer any Plan maintained for employees of any of the Borrowers or any Affiliate, all within the meanings ascribed by ERISA.

               6.1.24 Full Disclosure.

               Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

               6.1.25 Year 2000.

        The Borrowers have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrowers (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem should not result and is not reasonably expected to result in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrowers, or the ability of any of the Borrowers to duly and punctually pay or perform their obligations hereunder and under other Loan Documents.

        6.2    Updates to Schedules.

        Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.

        The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

        7.1    First Loans and Letters of Credit.

        On the Closing Date:

               7.1.1  Officer's Certificate.

               The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all cove nants and conditions hereof and thereof, no Event of Default or Unmatured Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

               7.1.2  Secretary's Certificate.

               There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                      (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

                      (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                      (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the
 Closing Date.

               7.1.3  Delivery of Loan Documents.

               The Intercompany Subordination Agreement and the Indemnity shall have been duly executed and delivered to the Agent for the benefit of the Banks.

               7.1.4  Opinion of Counsel.

               There shall be delivered to the Agent for the benefit of each Bank a written opinion of Wyatt, Tarrant & Combs, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                      (i)    as to the matters set forth in Exhibit 7.1.4; and

                      (ii)   as  to such other matters   incident  to the trans-
actions contemplated herein as the Agent may reasonably request.

               7.1.5  Legal Details.

               All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

               7.1.6  Payment of Fees.

               The Borrowers shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

               7.1.7  Consents.

               All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.12 shall have been obtained.

               7.1.8  Officer's Certificate Regarding MACs.

               Since December 31, 1997, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

               7.1.9  No Violation of Laws.

               The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

               7.1.10 No Actions or Proceedings.

               No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

               7.1.11 Insurance Policies;Certificates of Insurance;Endorsements.

               The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certificate of casualty insurance policy or policies evidencing coverage satisfactory to the Agent.

               7.1.12 Administrative Questionnaire.

               Each of the Banks and the Borrowers shall have completed and delivered to the Agent the Agent's form of administrative questionnaire.

        7.2    Each Additional Loan or Letter of Credit.

        At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Unmatured Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrowers shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS

        8.1    Affirmative Covenants.

        The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

               8.1.1  Preservation of Existence, Etc.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Etc.].

               8.1.2  Payment of Liabilities, Including Taxes, Etc.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability and/or Lien which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

               8.1.3  Maintenance of Insurance.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.

               8.1.4  Maintenance of Properties and Leases.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

               8.1.5  Maintenance of Patents, Trademarks, Etc.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

               8.1.6  Visitation Rights.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts (subject to the confidentiality provisions contained herein) from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection, provided, further that so long as no Event of Default or Unmatured Default has occurred and is continuing, no such inspection shall occur during the two week period preceding the day of the running of the Kentucky Derby or the two week period preceding the running of the Breeder's Cup if the Breeder's Cup is to be held at Churchill Downs. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

               8.1.7  Keeping of Records and Books of Account.

               The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Borrowers and their respective Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

               8.1.8  Plans and Benefit Arrangements.

               The Borrowers shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrowers shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

               8.1.9  Compliance with Laws.

               Each of the Borrowers shall and shall cause each of its Subsidiaries to comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

               8.1.10 Use of Proceeds.

               The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for the purposes set forth in Section 2.8 [Use of Proceeds] and shall not use the Letters of Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

               8.1.11 Subordination of Intercompany Loans.

               Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

        8.2    Negative Covenants.

        The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

               8.2.1  Indebtedness.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                      (i)    Indebtedness under the Loan Documents;

                      (ii)   Existing  Indebtedness  as  set  forth on Schedule
8.2.1 (including any extensions  or renewals  thereof),  provided   there is no
increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

                      (iii) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.11 [Subordination of Intercompany Loans];

                      (iv)   Indebtedness secured by any Permitted Lien;

                      (v)    Senior unsecured notes issued pursuant to a private
placement provided that all of the proceeds of such private placement are used to repay outstanding indebtedness under the Credit Facility and subject to demonstration of pro forma covenant compliance; and
                      (vi)   Any  asset  securitization financing  provided that
the proceeds from such asset securitization financing repay outstanding indebtedness under the Credit Facility and the Credit Facility shall be permanently reduced by the amount of such financing and such financing shall be subject to demonstration of pro forma covenant compliance.

               8.2.2  No Liens; Negative Pledge.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible and/or intangible, real and/or personal now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time agree with any party other than the Agent and the Banks in the Loan Documents to refrain from creating, incurring or suffering to exist any Lien on any of its property or assets.

               8.2.3  Guaranties.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties entered into in the ordinary course of business on behalf of Borrowers or a Borrower not to exceed $5,000,000 in the aggregate and which are otherwise permitted hereunder.

               8.2.4  Loans and Investments.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                      (i) trade credit extended on usual and customary terms in the ordinary course of business;

                      (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                      (iii)  Permitted Investments;

                      (iv)   Permitted Acquisitions; and

                      (v) loans and advances to, and investments in, other Loan Parties.

               8.2.5  Liquidations, Mergers, Consolidations, Acquisitions.

                      Other than Permitted Investments, which are expressly permitted, each of the Borrowers shall not, and shall not permit any of its Subsidiaries (other than Hoosier Park, LP and Anderson Park, Inc.) to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise the assets, capital
stock  or   ownership  interests  of  any  other  Person,  provided   that  the
following transactions shall not be prohibited by this Section 8.2.5 (each, a "Permitted Acquisition")

                      (1)    any  Loan  Party  other  than  the  Borrower   may
consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, and

                      (2) any Loan Party may merge, consolidate or acquire by purchase, lease or otherwise, (A) the capital stock or ownership interests of another Person or (B) assets of another Person, provided that each of the following requirements is met:

                             (i)    if  the  Loan  Parties  are  acquiring the
capital stock or ownership interests in such Person, which is a Controlling Interest, such Person shall execute a Joinder Agreement and join this Agreement as a Borrower pursuant to Section 11.18 [Joinder of New Subsidiaries] on or before the date of such Permitted Acquisition;

                             (ii)   the  board of  directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                             (iii)  the  business  acquired,  or  the  business
conducted by the Person whose  ownership  interests  are  being  acquired,   as
applicable,   shall  be substantially  the same,  similar to, in  furtherance of or incidental to one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.9 [No Material Change in Business]

                             (iv)   no  Unmatured  Default or Event  of  Default
shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                             (v)    the Loan Parties shall demonstrate that they
shall be in compliance with the covenants  contained in Sections 8.2.14 through
8.2.16 after giving effect to such Permitted Acquisition by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.5 evidencing such compliance and pro forma financial statements of the Borrowers and such Person as if such Permitted Acquisition had occurred, and the actual Financial Statements of such Person used by the Loan Parties to create Exhibit 8.2.5;

               (3) Any Loan Party may acquire assets in the ordinary course of business.

               8.2.6  Dispositions of Assets or Subsidiaries.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries (except for Hoosier Park, LP and Anderson Park, Inc.) to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                      (i) transactions involving the sale or use for a fee of simulcast signals or other assets or rights in the ordinary course of business;

                      (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                      (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

                      (iv) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iii) above, which is approved in writing by the Required Banks prior to such sale, transfer or lease of assets which approval shall not be unreasonably withheld.

               8.2.7  Affiliate Transactions.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with an Affiliate (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and on conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

               8.2.8  Subsidiaries, Partnerships and Joint Ventures.

               Except as otherwise permitted in this Agreement, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Borrower on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Borrower pursuant to Section 11.18 [Joinder of New Subsidiaries], provided that the Required Banks shall have consented to such formation and joinder. Except as otherwise permitted in this Agreement, each of the Loan Parties shall not become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) a joint venturer or hold a joint venture interest in any joint venture.

               8.2.9  No Material Change in Business.

               Each of the Loan Parties shall not, and shall not allow any of its Subsidiaries to, permit any material change in the business conducted and operated by such Loan Party or Subsidiary during the present fiscal year, except that Borrowers may own or lease and operate video lottery terminals and may own and/or operate or may be party to a joint venture with respect to a hotel located on the property at 700 Central Avenue.

               8.2.10 Plans and Benefit Arrangements.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                      (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                      (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                      (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                      (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under any Plan which is not in a Multi-employer Plan, determined on a plan termination basis, as disclosed
in the  most  recent actuarial  report  completed   with  respect to such Plan,
to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                      (v) fail to make when due any contribution to any Multiemployer Plan that the Borrowers or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                      (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrowers or any member of the ERISA Group;

                      (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrowers or any member of the ERISA Group;

                      (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

                      (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

               8.2.11 Fiscal Year.

               The Borrowers shall not, and shall not permit any Subsidiary of the Borrowers to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

               8.2.12 Issuance of Stock.

               Each of the Loan Parties other than Churchill Downs Incorporated shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof to any Person not a Loan Party.

               8.2.13 Changes in Organizational Documents.

               On or after June 19, 1998, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

               8.2.14 Maximum Ratio of Funded Debt to EBITDA.

               The Loan Parties shall not permit the ratio of Consolidated Funded Debt as of the last day of each of the Borrowers' fiscal quarter to Consolidated EBITDA for the four fiscal quarters ending on that date to exceed
3.50 to 1.0 from the Closing  Date through and  including  December 31, 1999 and
3.25 to 1.0 from January 1, 2000. For purposes of this covenant, EBITDA shall include the rolling four quarter results of any entity being acquired by the Borrowers if such entity will become a Borrower hereunder.

               8.2.15 Interest Coverage Ratio.

               The Loan Parties shall not permit their ratio of Consolidated EBIT plus Consolidated Rent Expense to the sum of Consolidated Interest Expense plus Consolidated Rent Expense, in each case for the four fiscal quarters ending on the last day of each of the Borrowers' fiscal quarters to be less than 3.0 to 1.0.

               8.2.16 Minimum Tangible Net Worth.

               The Loan Parties shall not permit their Consolidated Tangible Net Worth to be less than the Base Net Worth plus an amount equal to Fifty Percent (50%) of the Borrowers' Consolidated net income cumulatively for every year after fiscal year 1997, plus One Hundred Percent (100%) of the net proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture, or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security.

               8.2.17 Margin Stock.

               The Borrowers will not use or cause or permit the proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the board of Governors of the Federal Reserve System, as amended from time to time.

               8.2.18 Other Agreements.

               The Loan Parties will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

        8.3    Reporting Requirements.

        The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

               8.3.1  Quarterly Financial Statements.

               As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrowers, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity [retained earnings] and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

               8.3.2  Annual Financial Statements.

               As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrowers, audited financial statements of the Borrowers consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended for all of the Borrowers on a consolidated basis, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, together with (i) a report certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent, and
(ii) a Certificate of Compliance from the Chief Executive Officer, President or Chief Financial Officer of the Borrowers. The certificate or report of accountants shall be free of qualifications (other than any consistency quali-fication that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

               8.3.3  Certificate of the Borrower.

               Concurrently with the financial statements of the Borrowers furnished to the Agent and to the Banks pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.3, to the effect that, except as described pursuant to Section 8.3.4 [Notice of Default], (i) the representations and warranties of the Borrowers contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Unmatured Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

               8.3.4  Notice of Default.

               Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Unmatured Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Unmatured Default and the action which the such Loan Party proposes to take with respect thereto.

               8.3.5  Notice of Litigation.

               Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to any Person and, involve a claim or series of claims in excess of $500,000 or which if adversely determined would constitute a Material Adverse Change.

               8.3.6  Certain Events.

               Written notice to the Agent:

                      (i) at least sixty (60) calendar days prior thereto with respect to any proposed sale or transfer of assets pursuant to Section 8.2.6(iv), and

                      (ii) within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

               8.3.7  Other Reports and Information.

               Promptly upon their becoming available to the Borrower:

                      (i) any reports including management letters submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit related to or revealing a Material Adverse Change,

                      (ii) any reports, notices or proxy statements generally distributed by the Borrowers to its stockholders on a date no later than th date supplied to such stockholders,

                      (iii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrowers with the Securities and Exchange Commission,

                      (iv) a copy of any order requiring any Borrower or any subsidiary of a Borrower to pay a judgment in excess of $500,000 in any proceeding to which the Borrowers or any of their respective Subsidiaries is a party issued by any Official Body, and

                      (v)    such   other  reports and information as any of the
Banks may from time to time reasonably request. The Borrowers shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.
                                      -63-

               8.3.8  Notices Regarding Plans and Benefit Arrangements.

                      8.3.8.1       Certain Events.

                      Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                             (i)    any  Reportable  Event with  respect to the
Borrowers or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                             (ii)   any  Prohibited  Transaction  which  could
subject the Borrowers or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                             (iii)  any   assertion  of  material  withdrawal
liability with respect to any Multiemployer Plan,

                             (iv)   any   partial  or complete withdrawal from a
Multiemployer Plan by the Borrowers or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                             (v)    any  cessation  of  operations  (by the
Borrowers or any other member of the ERISA Group) at a facility in the circum-stances described in Section 4062(e) of ERISA,

                             (vi)   withdrawal   by  the  Borrowers or any other
member of the ERISA Group from a Multiple Employer Plan,

                             (vii)  a  failure  by  the  Borrowers  or any other
member  of   the  ERISA  Group  to  make  a  payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                             (viii) the  adoption  of   an  amendment to a  Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                             (ix)   any change  in the actuarial assumptions or
funding  methods  used  for  any  Plan, where  the  effect  of such change is to
materially   increase  or  materially  reduce the unfunded benefit liability  or obligation to make periodic contributions.

                8.3.8.2   Notices of Involuntary Termination and Annual Reports.

                      Promptly after receipt thereof, copies of (a) all notices
received by the Borrowers or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrowers or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrowers or
any  other   member  of  the  ERISA  Group, and  schedule  showing  the  amount contributed to each such Plan by or on behalf of the Borrowers or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrowers or any other member of the ERISA Group with the Internal Revenue Service with respect to each such
 Plan.

                      8.3.8.3       Notice of Voluntary Termination.

                      Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT

        9.1 Events of Default.


        An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

               9.1.1  Payments Under Loan Documents.

               The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or shall fail to pay any interest on any Loan , Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within five calendar days after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

               9.1.2  Breach of Warranty.

               Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

               9.1.3  Breach of Negative Covenants or Visitation Rights.

               Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or
Section 8.2 [Negative Covenants];

               9.1.4  Breach of Other Covenants.

               Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) Business Days after any Senior Vice President, or the Vice President of Finance/Treasurer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

               9.1.5  Defaults in Other Agreements or Indebtedness.

               A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

               9.1.6  Other Material Obligations.

        Subject to the expiration of any applicable grace period, default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by any of the Borrowers with respect to any material purchase or lease of goods or services except to the extent that the existence of any such default is being contested by the Borrowers in good faith and by appropriate proceedings and where failure to cure such default would result in the occurrence of a Material Adverse Change.

               9.1.7  Final Judgments or Orders.

               Any final judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

               9.1.8  Loan Document Unenforceable.

               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, interests, remedies, powers or privileges intended to be created thereby;

               9.1.9  Uninsured Losses; Proceedings Against Assets.

               There shall occur any material uninsured damage to or loss, theft or destruction of any of the Borrowers' property in excess of $500,000 or the Borrowers' property or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

               9.1.10 Notice of Lien or Assessment.

               A notice of Lien or assessment in excess of $500,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable except that the Borrower may refrain from paying any amount that it would be required to pay pursuant to this Section 9.1.10 if the validity or amount thereof is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, provided that if the Borrower is engaged in such a contest, it shall have set aside on its books appropriate reserves with respect thereto. If the validity or amount of any such obligations in excess of Five Hundred Thousand Dollars ($500,000) shall be contested pursuant to the provisions of this subparagraph, the Borrower shall notify the Banks immediately upon the institution of the proceeding contesting the obligation;

               9.1.11 Insolvency.

               Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

               9.1.12 Events Relating to Plans and Benefit Arrangements.

               Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrowers' liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrowers or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrowers or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrowers or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrowers or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrowers and the other members of the ERISA Group;
                                      -67-

               9.1.13 Cessation of Business.

               Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.5 [Liquidations, Mergers, Etc.] or 8.2.6 [Dispositions of Assets or Subsidiaries], or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                9.1.14 Change of Control.

               Any Person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 51% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrowers on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

               9.1.15 Involuntary Proceedings.

               A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

               9.1.16 Voluntary Proceedings.

               Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

        9.2    Consequences of Event of Default.

               9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

               If an Event of Default  specified  under  Sections  9.1.1 through
9.1.14 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon curing all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

               9.2.2  Bankruptcy, Insolvency or Reorganization Proceedings.

               If an Event of Default specified under Section 9.1.15 [Involuntary Proceedings] or 9.1.16 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

               9.2.3  Set-off.

               If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrowers or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers or such other Loan Party for its own account (but not including funds held in custodian or trust accounts or the "Horseman's Account") with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrowers or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Agent; and

               9.2.4  Suits, Actions, Proceedings.

               If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

               9.2.5  Application of Proceeds.

               From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, or the exercise of any other remedy by the Agent, shall be applied as follows:

                      (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                      (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                      (iii)  the balance, if any, as required by Law.

               9.2.6  Other Rights and Remedies.

               The Banks shall have all rights and remedies contained in this Agreement or in any of the other Loan Documents, or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

        9.3    Reasonable Notice.

        Any notice required to be given by the Agent if given not less than seven (7) days prior to any proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  10. THE AGENT

        10.1 Appointment.

        Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any

Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

        10.2   Delegation of Duties.

        The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 [Reimbursement of Agent by Borrower, Etc.] and 10.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

        10.3   Nature of Duties; Independent Credit Investigation.

        The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

        10.4   Actions in Discretion of Agent; Instructions From the Banks.

        The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6 [Exculpatory Provisions; Limitation of Liability]. Subject to the provisions of Section 10.6 [Exculpatory Provisions; Limitation of Liability], no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

        10.5   Reimbursement and Indemnification of Agent by the Borrowers.

        The Borrowers unconditionally agree to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In the event of a suspected Material Adverse Change, the Borrowers agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged to perform audits of the Loan Parties' books, records and business properties.

        10.6   Exculpatory Provisions; Limitation of Liability.

        Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Unmatured Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

        10.7   Reimbursement and Indemnification of Agent by Banks.

        Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses,  damages,  penalties,  actions,  judgments,  suits,  costs,  expenses or
disbursements   (a)  if the  same   results  from  the  Agent's
gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

        10.8   Reliance by Agent.

        The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        10.9   Notice of Default.

        The Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Default or Event of Default unless the Agent has received written notice from a Bank or the Borrowers referring to this Agreement, describing such Unmatured Default or Event of Default and stating that such notice is a "notice of default."

        10.10  Notices.

        The Agent shall promptly send to each Bank a copy of all notices received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

        10.11  Banks in Their Individual Capacities.

        With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Swing Line Loan Commitment and the Swing Line Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may
(i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

        10.12  Holders of Notes.

        The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

        10.13  Equalization of Banks.

        The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.5.3 [Agent's and Bank's Rights], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

        10.14  Successor Agent.

        The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrowers' consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

        10.15  Agent's Fee.

        The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") dated ___________, 1998 between the Borrower and Agent, as amended from time to time.

        10.16  Availability of Funds.

        The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrowers (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

        10.17  Calculations.

        In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

        10.18  Beneficiaries.

        Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                11. MISCELLANEOUS

        11.1   Modifications, Amendments or Waivers.

        With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder, including, without limitation, making modifications to the requirements of Section 8.1 [Affirmative Covenants] and 8.2 [Negative Covenants]. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

               11.1.1 Increase of Commitment; Extension or Expiration Date.

               Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

               11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

               Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

               11.1.3 Miscellaneous.

               Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions; Limitation of Liability] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

        11.2   No Implied Waivers; Cumulative Remedies; Writing Required.

        No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

        11.3 Reimbursement and Indemnification of Banks by the Borrowers; Taxes.

        The Borrowers jointly and severally agree unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 10.5 [Reimbursement and Indemnification of Agent by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities,
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

        11.4   Holidays.

        Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.3 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

        11.5   Funding by Branch, Subsidiary or Affiliate.

               11.5.1 Notional Funding.

               Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

               11.5.2 Actual Funding.

               Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

        11.6   Notices.

        All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand- delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.
                                      -80-

        11.7   Severability.

        The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any
manner  affecting  the  validity  or  enforceability  thereof  in  an   other
jurisdiction  or the  remaining  provisions  hereof in any jurisdiction.

        11.8   Governing Law.

        Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Kentucky without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Kentucky and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Kentucky without regard to its conflict of laws principles.

        11.9   No Prior Understanding.

        This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

        11.10  Duration; Survival.

        All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.5
[Reimbursement   and   Indemnification   of   Agent  by  the   Borrower],   10.7
[Reimbursement and Indemnification of Agent by the Banks] and 11.3 [Reimbursement and Indemnification of Banks by the Borrower], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

        11.11  Successors and Assigns.

               (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $10,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the duly executed and delivered Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank and not the Borrowers shall pay to the Agent a service fee in the amount of $2,000.00 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

        Except when an Event of Default and/or an Unmatured Default has occurred and is continuing, the Borrowers may suggest from time to time that the Banks consider as a possible assignee and/or participant certain financial institutions named by the Borrowers if and when any of the Banks exercise any right or rights of assignment and/or participation under this Section. Upon receiving a written notice from the Borrowers specifying one or more financial institutions as a proposed assignee and/or participant any Bank(s) otherwise proposing or considering an assignment and/or participation under this Section shall (1) meet with the Borrowers at a time reasonably convenient to that Bank (or those Banks) and the Borrowers, to discuss the financial institution or institutions the Borrowers suggested, and (2) consider the financial institutions suggested by the Borrowers. Nonetheless, such Bank(s) shall not be obliged to assign or participate any interest in the Loans and/or the Revolving Credit. Rather, such Bank will be entitled to make such decision in its reasonable discretion. In any event, all of the terms, conditions and other provisions of any such assignment and/or participation would have to be satisfactory to such Bank and the Agent.

               (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12 [Confidentiality].

               (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

        11.12  Confidentiality.

               11.12.1       General.

               The Agent  and the  Banks  each  agree to keep  confidential  all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) subject to the confidentiality provisions herein to assignees and participants as contemplated by Section 11.11 [Successors and Assigns], (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

               11.12.2       Sharing Information With Affiliates of the Banks.

               Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12 [Confidentiality] as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

        11.13  Counterparts.

        (a) This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party.

        (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one such counterparts.

        11.14  Agent's or Bank's Consent.

        Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

        11.15  Exceptions.

        The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

        11.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL.

        EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF JEFFERSON COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

        EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

        EACH LOAN PARTY HEREBY AGREES TO WAIVE ITS RIGHT TO A JURY

TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE SWING LINE NOTE OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE LOAN PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT EACH LOAN PARTY HAS ALREADY RELIED ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHERS. THE LOAN PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE SWING LINE NOTE OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        11.17  Tax Withholding Clause.

        Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

        11.18  Joinder of New Subsidiaries.

        Any Subsidiary of the Borrowers which is required to join this Agreement as a Borrower pursuant to Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions] and/or 8.2.8 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Joinder Agreement in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Borrower each of the documents to which the Borrowers are parties; and (ii) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Joinder Agreement to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, or the closing date of an acquisition agreement in the case of a Permitted Acquisition.

        11.19  No Joint Venture.

        Notwithstanding anything to the contrary herein contained or implied, neither the Agent, the Guarantor, nor the other Lenders, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with any other party.

        11.20  Indemnification.

        The Borrowers agree to indemnify the Agent, the Banks, and their permitted successors and assigns (including any assignee and/or purchaser of any participation in the Loans), and their directors, officers and employees, against all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expense of litigation or preparation therefore (a "Loss"), which it may pay or incur in connection with or arising out of the making of any Loans hereunder and/or the operations of the Borrowers. Without limiting the generality of the foregoing, the Borrowers agree to indemnify and hold harmless the Agent, the Banks and their successors and assigns (including any purchaser of a participation in the Loans) and their directors, officers and employees from and against any Loss which any of them may pay or incur in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation or investigation under any federal, state and/or local law, rule or regulation.

        11.21  Survival of Covenants.

        All covenants, agreements, warranties and representations made by the Borrowers herein shall survive the making of the Loans and any modifications, extensions or renewals thereof, and the execution and delivery of the Loan Documents.

        11.22  No Course of Dealing.

        No course of dealing between the Borrowers and the Agent or the Banks shall operate as a waiver of any of the Agent's or the other Banks' rights under any of the Loan Documents.

        11.23  Time of the Essence.

        Time shall be of the essence in the performance of all of the Borrowers' obligations under the Loan Documents.

        11.24  Further Assurances.

        The Borrowers shall sign such documents or instruments and/or take such other action as the Agent and the Banks may reasonably request from time to time more fully to create, perfect, continue, maintain or terminate the rights intended to be granted or created pursuant to this Agreement.

        11.25  Incorporation by Reference.

        All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

        11.26  Entire Agreement.

        This Agreement, the exhibits and annexes hereto, and the documents and instruments referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement or any of the Loan Documents shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

        11.27  Joint and Several Liability; Certain Limitations.

        The obligations of all of the Loan Parties under the Loan Documents are joint and several, provided that the obligations of each Borrower other than Churchill Downs Incorporated, and each Subsidiary that becomes a Borrower pursuant to Section 11.18 shall be limited to an amount not to exceed the greater of (1) the aggregate benefit received by such Borrower and/or
Subsidiary; (2) ninety-five percent (95%) of the net worth of that Borrower and/or Subsidiary on the date it becomes a party to this Agreement; or (3) ninety-five percent (95%) of the net worth of that Borrower and/or Subsidiary as of the date of an Event of Default leading to the exercise of remedies by the Banks. The foregoing limitations shall not be applicable to Churchill Downs Incorporated, whose obligations shall not be limited.

        11.29  Acknowledgment.

        The Borrowers acknowledge that they have received a copy of this Agreement and each of the other Loan Documents, as fully executed by the parties thereto. The Borrowers acknowledge that the Borrowers (a) have READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR HAVE CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE BORROWERS' OR THE GUARANTORS' REPRESENTATIVES OR ADVISORS; (b) are thoroughly familiar with the transactions contemplated in this Agreement and the other Loan Documents; and (c) have had the opportunity to ask such questions to representatives of the Banks, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in this Agreement and the other Loan Documents as the Borrowers deem necessary in connection with their decision to enter into this Agreement.

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the date set out in the preamble of this Agreement.



                                            CHURCHILL DOWNS INCORPORATED

                                            By _______________________________

                                            Title: _____________________________

                                            Date: _____________________________



                                            CHURCHILL DOWNS MANAGEMENT
                                            COMPANY

                                            By _________________________________

                                            Title:______________________________

                                            Date: ______________________________

                                            CHURCHILL DOWNS INVESTMENT
                                            COMPANY

                                            By ________________________________

                                            Title: _____________________________

                                            Date: ______________________________



                                            RACING CORPORATION OF AMERICA

                                            By ________________________________

                                            Title: _____________________________

                                            Date: ______________________________



                                                    ELLIS PARK RACE COURSE, INC.

                                            By _______________________________

                                            Title: _____________________________

                                            Date: _____________________________

                                            PNC BANK, NATIONAL ASSOCIATION,
                                            individually and as Agent

                                            By ______________________________

                                            Title: ____________________________

                                            Date: _____________________________

                                            BANK ONE, KENTUCKY, NA

                                            By ________________________________

                                            Title: ___________________________

                                            Date: ______________________________

                                            STAR BANK, NATIONAL ASSOCIATION

                                            By ________________________________

                                            Title: _____________________________

                                            Date: ______________________________



                                            BANK OF LOUISVILLE
                                            By ______________________________

                                            Title: ____________________________

                                            Date: _____________________________



                                            THE CITIZENS NATIONAL BANK OF
                                            EVANSVILLE

                                            By ______________________________

                                            Title: ____________________________

                                            Date: _____________________________


                                            SUNTRUST BANK, NASHVILLE, N.A.

                                            By ______________________________

                                            Title: ____________________________

                                             Date: _____________________________



                                            WELLS FARGO BANK, N.A.

                                            By ______________________________

                                            Title: ____________________________

                                            Date: _____________________________

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 3

Part 1 - Commitments of Banks and Addresses for Notices to Banks


                                    Amount of
                                   Commitment
                                  for Revolving
                Bank               Credit Loans       Commitment  Ratable Share
PNC Bank, National Association

Citizens Plaza                      $30,000,000      $30,000,000            30%

500 West Jefferson Street

Louisville, KY 40202-2823

Attn: Susan C. Snyder

Telephone: (502) 581-3980

Facsimile: (502) 581-3355


PNC Bank, National Association

One PNC Plaza

249 5th Avenue

Pittsburgh, PA 15222

Attn: Arlene Ohler

Telephone: (412) 762-3627

Facsimile: (412) 762-8672


Bank One, Kentucky, NA

416 West Jefferson Street

Louisville, KY 40202

Attn: H. Joseph Brenner             $17,000,000      $17,000,000            17%

Telephone: (502) 566-2789

Facsimile: (502) 566-2367

Star Bank, NA

425 Walnut Street, M.L. 8160

Cincinnati, OH 45201-1038
                                    $17,000,000      $17,000,000            17%
Attn: Richard W. Neltner, V.P.

Telephone: (513) 632-4073

Facsimile: (513) 632-2068


Bank of Louisville

500 West Broadway

6th Floor

Louisville, KY 40202                 $9,000,000       $9,000,000             9%

Attn:  John Barr

Telephone: (502) 562-5823

Facsimile: (502) 562-5464


The Citizens National Bank of
Evansville

20 N.W. 3rd Street

Evansville, IN 47736
                                     $9,000,000       $9,000,000             9%
Attn:  Dwight Hamilton

Telephone: (812) 456-3394

Facsimile: (812) 456-3331

SunTrust Bank, Nashville, N.A.

201 Fourth Avenue North

Nashville, TN 37219                  $9,000,000       $9,000,000             9%

Attn:  Scott T. Corley

Telephone: (615) 748-5715

Facsimile: (615) 748-5269


Wells Fargo Bank

3800 Howard Hughes Pkwy

4th Floor

Las Vegas, NV 89109                  $9,000,000       $9,000,000             9%

Attn: Kathy Stone

Telephone: (702) 791-6351

Facsimile: (702) 791-6365
        Total                      $100,000,000     $100,000,000           100%

                                       SCHEDULE 1.1(B)



                        COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES



                                         Page 2 of 3



Part 2 - Addresses for Notices to Agent and Borrowers:



AGENT



Name:          PNC Bank, National Association



Address:       500 West Jefferson Street

               Louisville, KY 40202-2823

Attention:     Susan C. Snyder



Telephone:     (502) 581-3980



Facsimile:     (502) 581-3355

BORROWERS:



Name:          Churchill Downs Incorporated


Address:       700 Central Avenue

               Louisville, KY 40208

Attention:     Robert L. Decker



Telephone:     (502) 636-4400


Telecopy:      (502) 636-4439





Name:          Churchill Downs Management Company


Address:       700 Central Avenue

               Louisville, KY 40208

Attention:     Robert L. Decker



Telephone:     (502) 636-4400


Telecopy:      (502) 636-4439

                                       SCHEDULE 1.1(B)



                        COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES



                                         Page 3 of 3



Name:          Churchill Downs Investment Company


Address:       700 Central Avenue

               Louisville, KY 40208

Attention:     Robert L. Decker



Telephone:     (502) 636-4400


Telecopy:      (502) 636-4439





Name:          Racing Corporation of America


Address:       700 Central Avenue

               Louisville, KY 40208

Attention:     Robert L. Decker



Telephone:     (502) 636-4400


Telecopy:      (502) 636-4439

Name:          Ellis Park Race Course, Inc.


Address:       700 Central Avenue

               Louisville, KY 40208

Attention:     Robert L. Decker



Telephone:     (502) 636-4400


Telecopy:      (502) 636-4439